                                                                   EXHIBIT 10.65



                                 LEASE AGREEMENT



                           ELECTROMOTIVE SYSTEMS, INC.
                             a Wisconsin corporation

                                    Landlord



                                       AND



                                 MAGNETEK, INC.
                             a Delaware corporation

                                     Tenant

                  Property:                 N50 W13605 Overview Drive
                                            N49 W13650 Campbell Drive
                                            Menomonee Falls, Wisconsin


                              ______________, 1999



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                                TABLE OF CONTENTS
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ARTICLE 1.  LEASED PROPERTY; TERM................................................................................1

ARTICLE 2.  DEFINITIONS..........................................................................................2

ARTICLE 3.  RENT.................................................................................................6
        3.1      Base Rent.......................................................................................6
        3.2      Additional Charges..............................................................................6
        3.3      Option Term.....................................................................................7

ARTICLE 4.  IMPOSITIONS..........................................................................................7
        4.1      Payment of Impositions..........................................................................7
        4.2      Adjustment of Impositions.......................................................................8
        4.3      Utility Charges.................................................................................8
        4.4      Insurance Premiums..............................................................................8

ARTICLE 5.  OWNERSHIP OF LEASED PROPERTY AND PERSONAL PROPERTY...................................................8
        5.1      Tenant's Personal Property......................................................................8

ARTICLE 6.  USE OF LEASED PROPERTY...............................................................................8
        6.1      Use of the Leased Property......................................................................8
        6.2      Landlord to Grant Easements.....................................................................9

ARTICLE 7.  LEGAL AND INSURANCE REQUIREMENTS.....................................................................9
        7.1      Compliance with Legal and Insurance Requirements................................................9
        7.2      Hazardous Materials.............................................................................9
        7.3      Intentionally Omitted..........................................................................10

ARTICLE 8.  REPAIRS; ALTERATIONS................................................................................10
        8.1      Maintenance and Repair.........................................................................10
        8.2      Alterations, Additions and Improvements........................................................11

ARTICLE 9.  LIENS...............................................................................................11

ARTICLE 10.  PERMITTED CONTESTS.................................................................................12

ARTICLE 11.  INSURANCE..........................................................................................12
        11.1     General Insurance Requirements.................................................................12
        11.2     Replacement Cost...............................................................................13
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
        11.3     Waiver of Subrogation..........................................................................13
        11.4     Form of Insurance..............................................................................14
        11.5     Blanket Policy.................................................................................14

ARTICLE 12.  FIRE AND CASUALTY..................................................................................14
        12.1     Insurance Proceeds.............................................................................14
        12.2     Reconstruction in the Event of Damage or Destruction Covered by Insurance......................15
        12.3     Reconstruction in the Event of Damage or Destruction Not Covered by Insurance..................15
        12.4     Tenant's Property..............................................................................15
        12.5     Restoration of Tenant's Property...............................................................15
        12.6     Abatement of Rent..............................................................................15
        12.7     Damage Near End of Term........................................................................15

ARTICLE 13.  CONDEMNATION.......................................................................................16
        13.1     Definitions....................................................................................16
        13.2     Parties' Rights and Obligations................................................................16
        13.3     Total Taking...................................................................................16
        13.4     Partial Taking.................................................................................16
        13.5     Restoration....................................................................................16
        13.6     Award Distribution.............................................................................16

ARTICLE 14.  DEFAULT............................................................................................17
        14.1     Events of Default..............................................................................17
        14.2     Additional Expenses............................................................................19
        14.3     Application of Funds...........................................................................19

ARTICLE 15.  LANDLORD'S RIGHT TO CURE...........................................................................20

ARTICLE 16.  INTENTIONALLY OMITTED..............................................................................20

ARTICLE 17.  HOLDING OVER.......................................................................................20

ARTICLE 18.  INDEMNIFICATION....................................................................................21
        18.1     Tenant's Indemnification.......................................................................21
        18.2     Landlord's Indemnification Obligation..........................................................21

ARTICLE 19.  SUBLETTING AND ASSIGNMENT..........................................................................21
        19.1     Subletting and Assignment......................................................................21
        19.2     Attornment.....................................................................................22

ARTICLE 20.  QUIET ENJOYMENT....................................................................................22
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
ARTICLE 21.  NOTICES............................................................................................22

ARTICLE 22.  DEFAULT BY LANDLORD................................................................................23
        22.1     Default by Landlord............................................................................23
        22.2     Tenant's Right to Cure.........................................................................24

ARTICLE 23.  FINANCING OF THE LEASED PROPERTY...................................................................24
        23.1     Financing by Landlord..........................................................................24

ARTICLE 24.  SUBORDINATION AND NON-DISTURBANCE..................................................................25

ARTICLE 25.  MISCELLANEOUS......................................................................................25
        25.1     General........................................................................................25
        25.2     Estoppel Certificate...........................................................................25
        25.3     Time of Essence................................................................................26

ARTICLE 26.  MEMORANDUM OF LEASE................................................................................26
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                                      (iii)


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                                      LEASE

         LEASE (this "Lease") is dated as of July 23, 1999, and is between ELECTROMOTIVE SYSTEMS, INC. ("Landlord"), a Wisconsin corporation, having its principal office at 11895 Kemper Springs Drive, Cincinnati, Ohio 45340, and
MAGNETEK, INC., a Delaware corporation ("Tenant"), having its principal office at 26 Century Boulevard, Suite 600, Nashville, Tennessee 37214.

                                   ARTICLE 1.

                              LEASED PROPERTY; TERM

         Upon and subject to the terms and conditions hereinafter set forth, Landlord leases to Tenant and Tenant rents from Landlord all of Landlord's rights and interest in and to the following real property (collectively, the "Leased Property"):

                  (a) the real property described on Exhibit A attached hereto
         (the "Land");

                  (b) all buildings, structures, Fixtures (as hereinafter defined) and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently or hereafter situated upon the Land, and Capital Additions financed by Landlord
         (collectively, the "Leased Improvements");

                  (c) all easements, rights and appurtenances relating to the Land and the Leased Improvements; and;

                  (d) all permanently affixed equipment, machinery, fixtures, and other items of real and/or personal property, including all components thereof, now and hereafter located in, on or used in connection with, and permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and built-in oxygen and vacuum systems, all of which, to the greatest extent permitted by law, are hereby deemed-by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the category of Tenant's Personal Property as defined in Article 2 below (collectively the "Fixtures").




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To have and to hold for a term (the "Term") commencing on the Commencement Date
(as defined herein) and ending at midnight on the day prior to the fifth (5th) anniversary of the Commencement Date, subject to Tenant's right to extend the Term as provided herein.

                                   ARTICLE 2.

                                   DEFINITIONS

         For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as at the time applicable, (c) all references in this Lease to designated "Articles", "Sections" and other subdivisions are to the designated
Articles, Sections and other subdivisions of this Lease, and (d) the words
"herein", "hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision:

         Additional Charges: As defined in Section 3.2.

         Affiliate: When used with respect to any corporation, limited liability company, or partnership, the term "Affiliate" shall mean any person, corporation, limited liability company, partnership or other legal entity, which, directly or indirectly, controls or is controlled by or is under common control with such corporation, limited liability company, or partnership. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, corporation, limited liability company, partnership or other legal entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, corporation, limited liability company, partnership or other legal entity, through the ownership of voting securities, partnership interests or other equity interests.

         Award: As defined in Section 13.1.

         Base Rent: As defined in Section 3.1.

         Building: The two buildings containing approximately 74,400 square feet, respectively, located on the Land.

         Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banks in the City of Menomonee Falls, Wisconsin are authorized, or obligated, by law or executive order, to close.




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         Code: The Internal Revenue Code of 1986, as amended.

         Commencement Date: Shall mean July 23, 1999.

         Condemnation, Condemnor: As defined in Section 13.1.

         Date of Taking: As defined in Section 13.1.

         Encumbrance: As defined in Article 23

         Event of Default: As defined in Section 14.1.

         Facility: The Leased Property as defined in Article 1 above.

         Fixtures: As defined in Article 1.

         Hazardous Materials: Any substance, including without limitation, asbestos or any substance containing asbestos and deemed hazardous under any Hazardous Materials Law, the group of organic compounds known as polychlorinated biphenyls, flammable explosives, radioactive materials, infectious wastes, biomedical and medical wastes, chemicals known to cause cancer or reproductive toxicity, pollutants, effluents, contaminants, emissions or related materials and any items included in the definition of hazardous or toxic wastes, materials or substances under any Hazardous Materials Law.

         Hazardous Materials Law: Any local, state or federal law relating to environmental conditions and industrial hygiene, including, without limitation, the Resource Conservation and Recovery Act of 1976 ("RCRA"), the Comprehensive
Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Hazardous Materials Transportation Act, the Federal Water Pollution Control
Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Safe Drinking Water Act, and all similar federal, state and local environmental statutes, ordinances and the regulations, orders, or decrees now or hereafter promulgated thereunder.

         Impositions: Collectively, all ad valorem taxes, water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property and/or the Rent (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (a) Landlord or Landlord's interest in the Leased Property, (b) the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, sales from, or activity conducted on, or in




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connection with, the Leased Property or the leasing or use of the Leased
Property or any part thereof; provided, however, nothing contained in this Lease shall be construed to require Tenant to pay (1) any tax based on net income
(whether denominated as a franchise or capital stock, financial institutions or other tax) imposed on Landlord, or (2) any transfer or net revenue tax of Landlord, or (3) any tax imposed with respect to the sale, exchange or other disposition by Landlord of any portion of the Leased Property or the proceeds thereof, or (4) except as expressly provided elsewhere in this Lease, any principal or interest on any Encumbrance on the Leased Property.

         Insurance Requirements. All terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy.

         Land: As defined in Article 1.

         Lease: As defined in the Preamble.

         Lease Year: A twelve (12) month period commencing on the Commencement
Date or on each anniversary date thereof, as the case may be.

         Leased Improvements; Leased Property: Each as defined in Article 1.

         Legal Requirements: All federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting either the Leased Property or the construction, use or alteration thereof, whether now or hereafter enacted and in force, including any which may (a) require repairs, modifications, or alterations in or to the Leased Property, or (b) in any way adversely affect the use and enjoyment thereof, and all permits, licenses, authorizations and regulations relating thereto.

         Lending Institution: Any insurance company, federally insured commercial or savings bank, national banking association, savings and loan association, employees' welfare, pension or retirement fund or system, corporate profit-sharing or pension trust, college or university, or real estate investment trust, including any corporation qualified to be treated for federal tax purposes as a real estate investment trust, having a net worth of at least
$50,000,000.

         Landlord: Electromotive Systems, Inc., a Wisconsin corporation.

         Overdue Rate: On any date, a rate per annum equal to Two Percent (2%) above the Prime Rate, but in no event greater than the maximum rate then permitted under applicable law.

         Payment Date: Any due date for the payment of the installments of Base
Rent or any other sums payable under this Lease.

         Primary Intended Use: As defined in Section 6.1(b).




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         Prime Rate: The rate published by The Wall Street Journal as the "Prime
Rate".

         Rent: Collectively, the Base Rent and the Additional Charges.

         Taking: A taking or voluntary conveyance during the Term hereof of all or part of the Leased Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any Condemnation or other eminent domain proceeding affecting the Leased Property whether or not the same shall have actually been commenced.

         Tenant: MagneTek, Inc., a Delaware corporation, and its successors and permitted assigns.

         Tenant's Personal Property: All machinery, equipment, furniture, furnishings, movable walls or partitions, computers, trade fixtures or other personal property, and consumable inventory and supplies, used or useful in Tenant's business on the Leased Property, including without limitation, all items of furniture, furnishings, equipment, supplies and inventory, and Tenant's accounts receivable and operating licenses except items, if any, included within the definition of Fixtures.

         Term: The Term of this Lease, to include any Option Term.

         Unavoidable Delays: Delays due to strikes, lockouts, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the control of either party hereto unless such lack of funds is caused by the failure of the other party hereto, to perform any obligations of such party, under this Lease.

         Unsuitable for Its Primary Intended Use: As used anywhere in this
Lease, the term "Unsuitable for Its Primary Intended Use" shall mean that, by reason of damage or destruction, or a partial Taking by Condemnation, in the good faith judgment of Tenant, reasonably exercised, the Facility cannot be operated on a commercially practicable basis for its Primary Intended Use, taking into account, all relevant factors, and the effect of such damage or destruction or partial Taking.

         Year 2000 Compliant: Shall mean that computerized electrical, mechanical or other systems serving the Leased Property and installed as of the Commencement Date can accurately process date/time data (including, but not limited to, calculations, comparing and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations.




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                                   ARTICLE 3.

                                      RENT

         3.1 Base Rent. Tenant shall pay to Landlord without notice or demand, in advance, in lawful money of the United States of America, at Landlord's address set forth herein or at such other place or to such other person, firms or corporations as Landlord from time to time may designate in writing, Base
Rent (as defined below) during the Term, in an amount equal to $319,920.00 per year ($4.30 psf x 74,400 sf) payable in advance in equal, consecutive monthly installments of $26,660.00 on the first day of each calendar month of the Term, commencing on the first day of the month which is not less than thirty (30) days following the Commencement Date. If the Commencement Date is the first day of a calendar month, the first monthly installment is due on the Commencement Date;
but if the Commencement Date is a day other than the first day of a calendar month, then, on the Commencement Date, the Tenant will pay pro-rated Base Rent
(on a per diem basis) for the period from the Commencement Date through the last day of the month in which the Commencement Date occurs. Similarly, if the last day of the Term is a day other than the last day of a calendar month, the monthly installment of Base Rent for such partial month will be prorated on a per diem basis. The parties acknowledge that for purposes of payment of Base
Rent, the initial square footage measurement of the Building is estimated. A confirming measurement shall be undertaken pursuant to the BOMA method by a broker, appraiser, or commercial property manager mutually agreeable to the parties with the cost of such measurement divided equally among Landlord and Tenant. If the confirming measurement varies from the initial estimate, the parties agree to execute an amendment to the Lease confirming the Commencement
Date, the square footage of the Building, and the adjusted annual and monthly amounts of Base Rent to be paid hereunder based on a rental rate of $4.30 per square foot per year.

         3.2 Additional Charges. In addition to the Base Rent, (a) Tenant will also pay and discharge as and when due and payable all other amounts, liabilities, obligations and Impositions which Tenant assumes or agrees to pay under this Lease, and (b) in the event of any failure on the part of Tenant to pay any of those items referred to in clause (a) above, Tenant will also promptly pay and discharge every fine, penalty, interest and cost which may be added for non-payment or late payment of such items (the items referred to in clauses (a) and (b) above being referred to herein collectively as the "Additional Charges"), and Landlord shall have all legal, equitable and contractual rights, powers and remedies provided in this Lease, by statute or otherwise, in the case of non-payment of the Additional Charges, as in the case of the Base Rent. If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five business days (5) days after written notice from Landlord that such amount is overdue, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. To the extent that Tenant pays any Additional Charges to Landlord pursuant to any requirement of this Lease, Tenant shall be relieved of its obligation to pay such Additional Charges to the entity to which they would otherwise be due. Any payment of




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Rent which remains unpaid more than thirty (30) days after it is due shall bear interest at the Overdue Rate. Unless a payment period is otherwise specified herein, sums required to be paid by Tenant to Landlord shall be due within thirty (30) days after receipt of written notice from Landlord.

         3.3 Option Term. Provided no Event of Default shall have occurred and continue beyond any applicable cure period, either at the time of exercise or on the scheduled commencement of the renewal period, Tenant shall have four (4) separate options to renew the Lease, under the same terms and conditions as provided herein, for a consecutive five (5) year term (the "Option Term" or "Option Terms"), exercisable by providing Landlord written notice (the "Notice") of Tenant's intent to exercise the renewal option at least one hundred eighty
(180) days prior to the expiration of the Term, or applicable Option Term. Base
Rent for each Option Term shall increased over the Base Rent amount for the prior five year period by an amount equal to the percentage increase in the "Consumer Price Index - U.S. Average, All Items" (1982-1984 ' 100) of the Bureau of Labor Statistics of the United States Department of Commerce for the locale most specifically encompassing the Facility during the previous five year period; provided, however, such increase shall in no event exceed 125% of the prior Base Rent amount.

                                   ARTICLE 4.

                                   IMPOSITIONS

         4.1 Payment of Impositions. Subject to Article 10 relating to permitted contests, Tenant will pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing authorities where feasible, and Tenant will promptly, upon request, furnish to Landlord copies of official receipts or other satisfactory proof evidencing such payments. Tenant's obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments
(whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, shall pay such installments during the Term hereof (subject to Tenant's right of contest pursuant to the provisions of Article 10) as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto. If any refund shall be due from any taxing authority in respect of any Imposition paid by Tenant, the same shall be paid over to or retained by Tenant if no Event of Default shall have occurred hereunder and be continuing. Any such funds retained by Landlord due to an Event of Default shall be applied as provided in Article 14. In the event governmental authorities classify any property covered by this Lease as personal property, Tenant shall file all personal property tax returns in such jurisdictions where it may legally so file. Tenant may, upon giving notice to Landlord, at Tenant's option and at Tenant's sole cost and expense, protest, appeal, or institute such other proceedings as Tenant may deem appropriate to effect a reduction of real estate or personal property assessments and Landlord, at Tenant's expense as aforesaid, shall fully cooperate with Tenant in such protest,




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appeal, or other action. Except as otherwise expressly provided herein, Tenant shall pay all expenses associated with the operation of the Leased Property during the term hereof

         4.2 Adjustment of Impositions. Impositions imposed in respect of the tax-fiscal period during which the Term commences or terminates shall be adjusted and prorated between Landlord and Tenant, whether or not such Imposition is imposed before or after such termination.

         4.3 Utility Charges. Tenant will contract for, in its own name, and will pay or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in the Leased Property during the Term.

         4.4 Insurance Premiums. Tenant will contract for in its own name and will pay or cause to be paid all premiums for the insurance coverage required to be maintained pursuant to Article 11 during the Term.

                                   ARTICLE 5.

               OWNERSHIP OF LEASED PROPERTY AND PERSONAL PROPERTY

         5.1 Tenant's Personal Property. Tenant may (and shall as provided hereinbelow), at its expense, install, affix or assemble or place on any parcels of the Land or in any of the Leased Improvements, any items of Tenant's Personal
Property, and Tenant shall, subject to the conditions set forth below, remove the same upon the expiration or any prior termination of the Term. Tenant shall provide and maintain during the entire Term all such Tenant's Personal Property as shall be necessary in order to operate the Facility in compliance with all licensure and certification requirements, in compliance with all material licensure and certification requirements.

                                   ARTICLE 6.

                             USE OF LEASED PROPERTY

         6.1 Use of the Leased Property.

             (a) Tenant covenants that it will obtain and maintain all approvals needed to use and operate the Leased Property and the Facility for the Primary Intended Use, as defined below, under applicable Legal
         Requirements.

             (b) After the Commencement Date and during the entire Term, Tenant shall use or cause to be used the Leased Property and the improvements thereon as a manufacturing facility, office, distribution, R & D center, and for such other uses as may be necessary in connection with or incidental to Tenant's business (the "Primary Intended Use"). Tenant




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         shall not use the Leased Property or any portion thereof for any other use without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

             (c) Tenant shall not commit or suffer to be committed any waste on the Leased Property, or in the Facility, nor shall Tenant cause or permit any nuisance thereon.

         6.2 Landlord to Grant Easements. Landlord will, from time to time so long as no Event of Default has occurred and is continuing, at the request of Tenant and at Tenant's cost and expense, but subject to the reasonable approval of Landlord and any mortgagee holding a lien on the Leased Property (a) grant easements and other rights in the nature of easements, (b) release existing easements or other rights in the nature of easements which are for the benefit of the Leased Property, (c) dedicate or transfer unimproved portions of the Leased Property for road, highway or other public purposes, (d) execute petitions to have the Leased Property annexed to any municipal corporation or utility district, (e) execute amendments to any covenants and restrictions affecting the Leased Property and (f) execute and deliver to any person any instrument appropriate to confirm or effect such grants, releases, dedications and transfers (to the extent of its interest in the Leased Property), but only upon delivery to Landlord of a certificate of an officer of the Tenant stating
(and such other information as Landlord may reasonably require confirming) that such grant, release, dedication, transfer, petition or amendment is required for and not detrimental to the proper conduct of the business of Tenant on the Leased Property and does not reduce its value.

                                   ARTICLE 7.

                        LEGAL AND INSURANCE REQUIREMENTS

         7.1 Compliance with Legal and Insurance Requirements. Subject to
Article 10 relating to permitted contests, Tenant, at its expense, will promptly comply with all Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair and restoration of the Leased Property.
Landlord covenants and represents, as of the date of this Lease, that the Leased
Property is in compliance with all Legal Requirements.

         7.2 Hazardous Materials. The parties incorporate herein by reference those certain covenants, representations, and warranties contained at Section
3.17 in that certain Asset Purchase Agreement executed among the parties on or about the date hereof. Tenant shall furnish Landlord a copy of any environmental site assessment or study it causes to be performed with respect to the Leased
Property.

             Landlord and Tenant each hereby agrees to indemnify and defend, at its sole cost and expense, and hold the other, its successors and assigns, harmless from and against and to reimburse the other with respect to any and all claims, demands, actions, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorney's fees and court




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costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by the other at any time and from time to time by reason or arising out of any breach or violation of the above.

         7.3 Intentionally Omitted.

                                   ARTICLE 8.

                              REPAIRS; ALTERATIONS

         8.1 Maintenance and Repair.

             (a) Tenant, at its expense, will (i) keep the interior spaces of the Building, Tenant's Personal Property, and Fixtures in good order and repair, (ii) provide for customary janitorial service and waste removal in the Building, (iii) provide for routine maintenance and repair (but not replacement) of mechanical systems such as HVAC, plumbing, and electrical systems, and (iv) maintain (but not replace) parking lots, sidewalks, curbs, windows, glass and exterior landscaping in good order and repair. Tenant shall maintain a standard maintenance contract, with a company reasonably satisfactory to Landlord, covering the HVAC system. Landlord shall, at its expense, maintain, repair, or replace, as necessary, (i) the foundation and structural elements of the Building and the Leased Property, and (ii) mechanical systems such as HVAC, plumbing, or electrical systems, but only to the extent such systems require replacement Landlord shall have no obligation to maintain, repair or replace any leasehold improvements or other items, structural or otherwise, installed or constructed by Tenant. All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work. Tenant shall reimburse
         Landlord for all direct, reasonable costs Landlord may incur, exclusive of amounts paid by Landlord's insurer(s), in making repairs (which are required under the Lease to be made by Landlord), which become necessary as a result of damage caused by the Tenant or its employees, agents, contractors, licensees, invitees, or subtenants. Landlord warrants that all computerized electrical, mechanical or other systems serving the Leased Property and installed as of the Commencement Date are Year 2000 compliant.

             (b) Unless Landlord shall convey any of the Leased Property to Tenant pursuant to the provisions of this Lease, Tenant will, upon the expiration or prior termination of this Term, vacate and surrender the Leased Property to Landlord in the condition in which the Leased
         Property was originally received from Landlord, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear, damage caused by Landlord and damage or destruction described in Article 12 or resulting from a Taking described in Article 13 which Tenant is not required by the terms of this Lease to repair or restore.




                                       10



         8.2 Alterations, Additions and Improvements. Tenant may make any alterations, additions, improvements or other changes (collectively, the "Alterations"), structural or otherwise, in or to the Leased Property after first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Any Alterations made by Tenant shall be made: (a) in a good, workmanlike, first-class and prompt manner and (b) in accordance with all applicable legal requirements. Notwithstanding the foregoing, Tenant shall have the right to make Alterations without the Landlord's consent, provided such Alterations (a) do not adversely affect the structural integrity or exterior of the Leased Property, (c) do not adversely affect the electrical, heating or plumbing systems servicing the Leased Property, and (d) do not exceed a cost of $15,000. All Alterations to the Leased Property made by Tenant shall immediately become the property of Landlord and shall remain upon and be surrendered with the Leased Property as a part thereof at the expiration or earlier termination of the Lease Term; provided, however, that if Tenant is not in default under this Lease, then Tenant shall remove, prior to the expiration or earlier termination of the Lease Term, all of Tenant's Personal Property and repair and restore the Leased Property to the condition it was in immediately prior to the installation of the item of Tenant's Personal Property so removed, reasonable wear and tear excepted.

                                    ARTICLE 9.

                                      LIENS

         Subject to the provisions of Article 10 relating to permitted contests, Tenant will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any attachment, levy, claim or encumbrance in respect of the Rent, not including, however, (a) this Lease, (b) matters of public record affecting the Leased Property as of the date of this Lease, (c) restrictions, liens and other encumbrances which are consented to in writing by Landlord which consent shall not be unreasonably withheld, or any easements granted pursuant to the provisions of Section 6.2 of this Lease, (d) liens for those taxes of Landlord which Tenant is not required to pay hereunder, (e) subleases permitted by Article 19, (f) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (1) the same are not yet payable or are payable without the addition of any fine or penalty or (2) such liens are in the process of being contested as permitted by Article 10, (g) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due, provided that (1) the payment of such sums shall not be postponed for more than sixty (60) days after the completion of the action giving rise to such lien and such reserve or other appropriate provisions as shall be required by law or generally accepted accounting principles shall have been made therefor or (2) any such liens are in the process of being contested as permitted by Article 10, and (h) any liens which are the responsibility of Landlord pursuant to the provisions of Article 23 of this Lease.

                                   ARTICLE 10.

                               PERMITTED CONTESTS

         Tenant, on its own or on Landlord's behalf (or in Landlord's name), but at Tenant's expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Imposition, Legal Requirement, Insurance Requirement, lien, attachment, levy, encumbrance, charge or claim not otherwise permitted by
Article 9, provided that (a) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Landlord and from the Leased Property, (b) neither the Leased Property nor any Rent therefrom nor any part thereof or interest therein would be in any immediate danger of being sold, forfeited, attached or lost, (c) in the case of a Legal Requirement, Landlord would not be in any immediate danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings, (d) in the case of a Legal Requirement and/or an Imposition, lien, encumbrance or charge, Tenant shall give such reasonable security as may be demanded by Landlord to insure ultimate payment of the same and to prevent any sale or forfeiture of the affected portion of the Leased Property or the Rent by reason of such non-payment or non-compliance; provided, however, the provisions of this Article 10 shall not be construed to permit Tenant to contest the payment of Rent (except as to contests concerning the method of computation or the basis of levy of any Imposition or the basis for the assertion of any other claim) or any other sums payable by Tenant to Landlord hereunder, (e) in the case of an Insurance Requirement, the coverage required by Article 11 shall be maintained, and (f) if such contest be finally resolved against Landlord or Tenant, Tenant shall, as Additional Charges due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or Insurance Requirement. Landlord, at Tenant's expense, shall execute and deliver to Tenant such authorizations and other documents as may reasonably be required in any such contest and, if reasonably requested by Tenant or if Landlord so desires, Landlord shall join as a party therein.

                                   ARTICLE 11.

                                    INSURANCE

         11.1 General Insurance Requirements. During the Term of this Lease, Tenant shall at all times keep the Leased Property, and all property located in or on the Leased Property, including Tenant's Personal Property, insured with the kinds and amounts of insurance described below. This insurance shall be written by companies authorized to do insurance business in the State of Wisconsin. The policies must name Landlord, Landlord's mortgagee(s), and any other persons from time to time having an interest in the Leased Property, provided their names and addresses have been furnished to Tenant, as an additional insured and losses shall be payable to Landlord and/or Tenant as provided in Article 12. The policies on the Leased Property, including the Leased Improvements, the Fixtures and Tenant's Personal Property, shall insure against the following risks:

              (a) Loss or damage by fire, vandalism and malicious mischief, extended coverage perils commonly known as "All Risk" and all physical loss perils, in an amount not less than one hundred percent (100%) of the then Full Replacement Cost thereof (as defined below in Section 11.2).

              (b) Claims for personal injury or property damage under a policy of comprehensive general public liability insurance including but not limited to insurance against assumed or contractual liability including any indemnities under this Lease with amounts not less than One Million Dollars ($1,000,000) per occurrence in respect of bodily injury and death and Five Hundred Thousand Dollars ($500,000) for property damage; provided, Landlord may require that such limits be increased during the renewal terms so as to offset the effects of inflation occurring over the course of the term hereof.

              (c) If Tenant shall engage or cause to be engaged any contractor to perform material work on the Leased Property, Tenant shall require such contractor to carry and maintain, at no expense to Landlord, non-deductible comprehensive general liability insurance, including but not limited to contractor's liability coverage, completed operations coverage, broad form property damage endorsement and contractor's protection liability coverage in such amounts and with such companies as Landlord shall approve, together with worker's compensation insurance in not less than statutory amounts, and such contractor shall furnish certificates of such insurance coverages before commencement of work on the Leased Property.

         11.2 Replacement Cost. The term "Full Replacement Cost" as used herein, shall mean the actual replacement cost thereof from time to time, including increased cost of construction endorsement, less exclusions provided in the normal fire insurance policy. In the event either Landlord or Tenant believes that the Full Replacement Cost has increased or decreased at any time during the Term, it shall have the right to have such Full Replacement Cost redetermined by the fire insurance company which is then providing the largest amount of fire insurance carried on the Leased Property, hereinafter referred to as the "impartial appraiser". The party desiring to have the Full Replacement Cost so redetermined shall forthwith, on receipt of such determination by such impartial appraiser, give written notice thereof to the other party hereto. The determination of such impartial appraiser shall be final and binding on the parties hereto, and Tenant shall forthwith increase, or may decrease, the amount of the insurance carried pursuant to this Article, as the case may be, to the amount so determined by the impartial appraiser. The party requesting such reappraisal shall pay the fee, if any, of the impartial appraiser.

         11.3 Waiver of Subrogation. All insurance policies carried by either party, or required to be carried by either party, covering the Leased Property, the Fixtures, the Facility and/or Tenant's

Personal Property, including without limitation, contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party.

         11.4 Form of Insurance. All of the policies of insurance referred to in this Section shall be written in form satisfactory to Landlord and by insurance companies licensed to write insurance in the State of Wisconsin. Tenant shall pay all of the premiums therefor, and upon Landlord's written request, deliver such policies or certificates thereof to Landlord prior to their effective date (and, with respect to any renewal policy, at least fifteen (15) days prior to the expiration of the existing policy) and in the event of the failure of Tenant either to effect such insurance in the names herein called for or to pay the premiums therefor, or to deliver such policies or certificates thereof to Landlord at the times required, Landlord shall be entitled, but shall have no obligation, to enact such insurance and pay the premiums therefor, which premiums shall be repayable to Landlord upon written demand therefor, and failure to repay the same shall constitute an Event of Default within the meaning of Section 14.1(c). Each insurer mentioned in this Section shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to Landlord, that it will give to Landlord thirty (30) days' written notice before the policy or policies in question shall be altered, allowed to expire or canceled.

         11.5 Blanket Policy. Notwithstanding anything to the contrary contained in this Section, Tenant's obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant provided that any such blanket policy or policies shall otherwise satisfy the insurance requirements of this Article 11.

                                   ARTICLE 12.

                                FIRE AND CASUALTY

         12.1 Insurance Proceeds. All proceeds payable by reason of any loss or damage to the Leased Property, or any portion thereof, and insured under any policy of insurance required by Article 11 of this Lease shall be paid to Tenant, and held by Tenant in trust and shall be made available for reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof, and shall be paid out by Tenant from time to time for the reasonable cost of such reconstruction or repair. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property (or in the event neither Landlord nor Tenant is required or elects to repair and restore, all such insurance proceeds) shall be retained by Tenant free and clear upon completion of any such repair and restoration except as otherwise specifically provided below in this Article
12. All salvage resulting from any risk covered by insurance shall belong to Landlord except that any salvage relating to Tenant's Personal Property shall belong to Tenant.

         12.2 Reconstruction in the Event of Damage or Destruction Covered by Insurance.

              (a) Except as provided in Section 12.7, if during the Term, the Leased Property is totally or partially destroyed from a risk covered by the insurance described in Article 11 and the Facility thereby is rendered Unsuitable for Its Primary Intended Use, or if the damage to the Facility is so extensive that the estimated repair period exceeds 180 days, Tenant shall have the option, by giving notice to Landlord within sixty (60) days following the date of such destruction, to (i) restore the Facility to substantially the same condition as existed immediately before the damage or destruction, or (ii) terminate this Lease. In the latter event, Landlord shall be entitled to retain the insurance proceeds covering Landlords interest in the Facility, and Tenant shall pay to Landlord on demand, the amount of any deductible or uninsured loss arising in connection therewith.

              (b) Except as provided in Section 12.7, if during the Term, the Leased Improvements and/or the Fixtures are totally or partially destroyed from a risk covered by the insurance described in Article 11, but the Facility is not thereby rendered Unsuitable for its Primary Intended Use and the estimated time for repairs is less than 180 days, Tenant shall restore the Facility to substantially the same condition as existed immediately before the damage or destruction. Such damage or destruction shall not terminate this Lease.

         12.3 Reconstruction in the Event of Damage or Destruction Not Covered by Insurance. Except as provided in Section 12.7 below, if during the Term, the Facility is totally or materially destroyed from a risk not covered by the insurance described in Article 11, whether or not such damage or destruction renders the Facility Unsuitable for Its Primary Intended Use, Tenant at its option shall restore the Facility to substantially the same condition it was in immediately before such damage or destruction and such damage or destruction shall not terminate this Lease.

         12.4 Tenant's Property. All insurance proceeds payable by reason of any loss of or damage to any of Tenant's Personal Property shall be paid to Tenant.

         12.5 Restoration of Tenant's Property. If Tenant is required or elects to restore the Facility as provided in Sections 12.2 or 12.3, Tenant shall also restore all alterations and improvements made by Tenant and Tenant's Personal Property.

         12.6 Abatement of Rent. This Lease shall remain in full force and effect, and Tenant's obligation to make rental payments and to pay all other charges required by this Lease shall not abate during any period required for repair and restoration.

         12.7 Damage Near End of Term. Notwithstanding any provisions of Sections 12.2 or 12.3 to the contrary, if damage to or destruction of the Facility occurs during the last twelve months (12) months of the Term, and if such damage or destruction cannot be fully repaired and restored within three
(3) months immediately following the date of loss, either party shall have the right to terminate this Lease by giving notice to the other within thirty (30) days after the date of damage or destruction, in which event Landlord shall be entitled to retain the insurance proceeds.

                                   ARTICLE 13.

                                  CONDEMNATION

         13.1 Definitions.

              (a) "Condemnation" means (i) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor or
         (ii) a voluntary sale or transfer by Landlord to any Condemnor, either under threat of Condemnation or while legal proceedings for Condemnation are pending.

              (b) "Date of Taking" means the date the Condemnor has the right to possession of the property being condemned.

              (c) "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

              (d) "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

         13.2 Parties' Rights and Obligations. If during the Term there is any Taking of all or any part of the Leased Property or any interest in this Lease by Condemnation, the rights and obligations of the parties shall be determined by this Article 13.

         13.3 Total Taking. If there is a Taking of all of the Leased Property by Condemnation, this Lease shall terminate on the Date of Taking.

         13.4 Partial Taking. If there is a Taking of a portion of the Leased Property by Condemnation, this Lease shall remain in effect if the Facility is not thereby rendered Unsuitable for Its Primary Intended Use. If, however, the Facility is thereby rendered Unsuitable for Its Primary Intended Use, Tenant shall have the option (a) to restore the Facility, at its own expense, to the extent possible, to substantially the same condition as existed immediately before the partial Taking, or (b) to terminate this Lease by written notice to Landlord.

         13.5 Restoration. If there is a partial Taking of the Leased Property and this Lease remains in full force and effect pursuant to Section 13.4, Tenant shall accomplish all necessary restoration.

         13.6 Award Distribution. Subject to the rights of Landlord's mortgagee(s), the entire Award shall belong to and be paid to Landlord, except that, if this Lease is terminated, Tenant shall be entitled to receive from the Award, if and to the extent such Award specifically includes such items, the following:

              (a) A sum attributable to the value, if any, of the leasehold interest of Tenant under this Lease; and

              (b) A sum attributable to Tenant's Personal Property and any reasonable removal and relocation costs included in the Award.

If Tenant is required or elects to restore the Facility, Landlord agrees that, subject to the rights of the Facility Mortgagees, Landlord's portion of the Award shall be used for such restoration and it shall hold such portion of the Award in trust, for application to the cost of the restoration.

                                   ARTICLE 14.

                                     DEFAULT

         14.1 Events of Default. The occurrence of any one or more of the following events (individually, an "Event of Default") shall constitute Events of Default hereunder:

              (a) if Tenant shall fail to make a payment of the Rent payable by Tenant under this Lease when the same becomes due and payable and such failure is not cured by Tenant within a period of ten business (10) days after receipt by Tenant of notice thereof from Landlord, or

              (b) if Tenant shall fail to observe or perform any material term, covenant or condition of this Lease and such failure is not cured by Tenant within a period of thirty (30) days after receipt by Tenant of notice thereof from Landlord, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Tenant, within said thirty (30) day period, proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof, or

              (c) if Tenant shall:

                  (i) admit in writing its inability to pay its debts generally as they become due,

                  (ii) file a petition in bankruptcy or a petition to take
              advantage of any insolvency act,

                  (iii) make an assignment for the benefit of its creditors,

                  (iv) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or

                  (v) file a petition or answer seeking reorganization or
              arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, or

              (d) if the Tenant shall, after a petition in bankruptcy is filed against it, be adjudicated a bankrupt or if a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Tenant, as the case may be, a receiver of Tenant or of the whole or substantially all of its property, or approving a petition filed against it seeking reorganization or arrangement of Tenant under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, and such judgment, order or decree shall not be vacated or set aside or stayed within ninety (90) days from the date of the entry thereof, or

              (e) if the estate or interest of Tenant in the Leased Property or any part thereof shall be levied upon or attached in any proceeding and the same shall not be vacated or discharged within the later of ninety
         (90) days after commencement thereof or thirty (30) days after receipt by Tenant of notice thereof from Landlord (unless Tenant shall be contesting such lien or attachment in good faith in accordance with
         Article 10 hereof).

If an Event of Default shall have occurred, Landlord shall have the right at its election, then or at any time thereafter, to pursue any one or more of the following remedies, in addition to any remedies which may be permitted by law or by other provisions of this Lease:

              A. Landlord may take any one or more of the actions permissible at law to insure performance by Tenant of Tenant's covenants and obligations under this Lease. In this regard, it is agreed that if Tenant deserts or vacates the Leased Property, Landlord may enter upon and take possession of such Leased Property in order to protect it from deterioration and continue to demand from Tenant the monthly rentals and other charges provided in this Lease, and shall use commercially reasonable efforts to relet; but that if Landlord does relet all or any portion of the Leased Property, such action by Landlord shall not be deemed as an acceptance of Tenant's surrender of the Leased Property unless Landlord expressly notifies Tenant of such acceptance in writing pursuant to subsection B of this Section 14.1., Tenant hereby acknowledging that Landlord shall otherwise be reletting as Tenant's agent and Tenant furthermore hereby agreeing to pay to Landlord on demand any deficiency that may arise between the monthly rentals and other charges provided in this Lease and that actually collected by Landlord. It is further agreed in this regard that in the event of any default described in this Section 14.1, Landlord shall have the right to enter upon the Leased Property, without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease.

              B. Landlord may terminate this Lease by written notice to Tenant, or, if permitted by law, terminate Tenant's right of possession of the Leased Property without terminating this Lease, in which event Tenant shall immediately surrender the Leased Property to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which Landlord may have for possession or arrearages in rent, enter upon and take possession of the Leased Property and expel or remove Tenant and any other person who may be occupying said premises or any part thereof, without being liable of prosecution or any claim for damages therefor. In addition, Tenant shall pay to Landlord on or before the first day of each calendar month, the monthly rentals and other charges provided in this Lease. After the Leased Property have been relet by Landlord, Tenant shall pay to Landlord on the 10th day of each calendar month the difference between the monthly rentals and other charges provided in this Lease for the preceding calendar month and that actually collected by Landlord for such month. If it is necessary for Landlord to bring suit in order to collect any deficiency, Landlord shall have a right to allow such deficiencies to accumulate and to bring an action on several or all of the accrued deficiencies at one time. Any such suit shall not prejudice in any way the right of Landlord to bring a similar action for any subsequent deficiency or deficiencies. Any amount collected by Landlord from subsequent tenants for any calendar month, in excess of the monthly rentals and other charges provided in this Lease, shall be credited to Tenant in reduction of Tenant's liability for any calendar month for which the amount collected by Landlord will be less than the monthly rentals and other charges provided in this Lease; but Tenant shall have no right to such excess other than the above-described credit.

              C. Landlord may bring an action to recover an amount equal to the value of the Rent to be paid for the remainder of the Term (not to include any yet unexercised Option Term), less the fair market rental value of the Leased Property for said period, all reduced to present value using the interest rate on unpaid judgments as a discount rate. Landlord and Tenant agree that such amount shall be considered as liquidated damages and not as a penalty, actual damages being difficult to ascertain.

         14.2 Additional Expenses. It is further agreed that, in addition to payments required pursuant to Section 14.1. above, Tenant shall compensate Landlord for (i) all expenses incurred by Landlord in repossessing the Leased Property, (ii) all expenses incurred by Landlord in reletting (including among other expenses, repairs, remodeling, replacements, advertisements and brokerage fees), and (iii) Landlord's reasonable legal fees.

         14.3 Application of Funds. Any payments otherwise payable to Tenant which are received by Landlord under any of the provisions of this Lease during the existence or continuance of any

Event of Default shall be applied first, to costs incurred by Landlord in connection with Tenant's default, second, to past due Rent, and third, to current Rent.

                                   ARTICLE 15.

                            LANDLORD'S RIGHT TO CURE

         If Tenant shall fail to make any payment, or to perform any act required to be made or performed under this Lease and to cure the same within the relevant time periods provided in Section 14.1, Landlord, without waiving or releasing any obligation or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Tenant, and may, to the extent permitted by law, enter upon the Leased Property for such purpose and take all such action thereon as, in Landlord's opinion, may be necessary or appropriate therefor. In the event of emergency, Landlord may take such reasonable action as is necessary to avoid imminent danger to persons or damage to property without the required notice provided in Section 14.1 in the event Tenant fails to promptly take such action as may be required hereunder. No such entry shall be deemed an eviction of Tenant. All sums so paid by Landlord and all costs and expenses (including, without limitation, reasonable attorneys' fees and expense, in each case, to the extent permitted by law) so incurred, together with a late charge thereon (to the extent permitted by law) at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Landlord, shall be paid by Tenant to Landlord on demand. The obligations of Tenant and rights of Landlord contained in this Article shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 16.

                              INTENTIONALLY OMITTED

                                   ARTICLE 17.

                                  HOLDING OVER

         If Tenant shall for any reason remain in possession of the Leased Property after the expiration of the Term or any earlier termination of the Term hereof, such possession shall be as a tenancy from month-to-month during which time Tenant shall pay as rental each month, the aggregate of (a) 125% of the Base Rent payable with respect to the last complete Lease Year prior to the expiration of the Term; (b) all Additional Charges accruing during the month,
(c) all other sums, if any, payable by Tenant pursuant to the provisions of this Lease with respect to the Leased Property and (d) any direct, but not consequential, damages and expenses suffered or incurred by Landlord in connection with such holdover by Tenant. During such period of tenancy, Tenant shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenancies from month-to-month, to continue its occupancy and use of the Leased Property.

                                   ARTICLE 18.

                                 INDEMNIFICATION

         18.1 Tenant's Indemnification. Tenant (or anyone claiming under Tenant) will protect, indemnify, save harmless and defend Landlord from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Landlord (unless resulting from the actions, failure to act, negligence or misconduct of Landlord, its agents, employees, or invitees) by reason of: (a) any accident, injury to or death of persons or loss or damage to property occurring on or about the Leased Property, (b) any use, misuse, condition, maintenance or repair by Tenant of the Leased Property, (c) any Impositions (which are the obligations of Tenant to pay pursuant to the applicable provisions of this Lease), and (d) any failure on the part of Tenant to perform or comply with any of the terms of this Lease.

         18.2 Landlord's Indemnification Obligation. Landlord shall protect, indemnify, defend and hold Tenant harmless from and against all costs, damages, claims, liabilities and expenses (including, without limitation, attorneys' fees and expenses) suffered by or claimed against Tenant (unless resulting from the negligence or misconduct of Tenant, Tenant's agents, employees or invitees), directly or indirectly, based on, arising out of or resulting from (i) repair or maintenance of the Leased Property which are the obligations of Landlord, (ii) any act or omission by Landlord or Landlord's employees, agents, contractors, licensees or invitees, or (iii) any breach or default in the performance or observance of Landlord's covenants or obligations under this Lease.

                                   ARTICLE 19.

                            SUBLETTING AND ASSIGNMENT

         19.1 Subletting and Assignment. Tenant may, without the consent of but with notice to Landlord, (a) assign this Lease or sublet all or any part of the Leased Property to any Affiliate of Tenant or to any purchaser of all or substantially all of the assets of Tenant's drives division, or (b) sublet not more than twenty-five percent (25%) of the Building in the normal course of the Primary Intended Use. Any further assignment or subletting shall require Landlord's consent. Landlord shall not unreasonably withhold its consent to any other or further subletting or assignment. In all cases of assignment or subletting, (a) the sublessee shall comply with the provisions of Section 19.2,
(b) the assignee shall assume in writing and agree to keep and perform all of the terms of this Lease on the part of Tenant to be kept and performed and shall be and become jointly and severally liable with Tenant for the performance thereof, (c) an original counterpart of each such sublease and assignment and assumption, duly executed by Tenant and such sublessee or assignee, as the case may be, in form and substance satisfactory to Landlord, shall be delivered to Landlord prior to the effective date of such assignment or subletting.

         19.2 Attornment. Tenant shall insert in each sublease permitted under
Section 19.1 provisions to the effect that (a) such sublease is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Landlord hereunder, (b) that sublessee shall from time to time upon request of Tenant or Landlord furnish within ten (10) days an estoppel certificate relating to the sublease, and (c) in the event the sublessee receives a written notice from Landlord or Landlord's assignees, if any, stating that Tenant is in default under this Lease, the sublessee shall thereafter be obligated to pay all rentals accruing under said sublease directly to the party giving such notice, or as such party may direct. All rentals received from the sublessee by Landlord or Landlord's assignees, if any, as the case may be, shall be credited against the amounts owing by Tenant under this Lease.

                                   ARTICLE 20.

                                 QUIET ENJOYMENT

         So long as Tenant shall pay all Rent as the same becomes due and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Leased Property for the Term hereof, free of any claim or other action by Landlord or anyone claiming by, through or under Landlord.

                                   ARTICLE 21.

                                     NOTICES

         All notices, demands, consents, approvals, requests and other communications under this agreement shall be in writing and shall be either (a) delivered in person, (b) sent by certified mail, return receipt requested, (c) delivered by a recognized delivery service or (d) sent by facsimile transmission and addressed as follows:

         (a)  if to Tenant:       MagneTek, Inc.
                                  26 Century Boulevard
                                  Suite 600
                                  Nashville, TN 37214
                                  Attention: Dennis Hatfield
              with a copy to:     MagneTek, Inc.
                                  16555 W. Ryerson Road
                                  New Berlin, WI 53151

         (b)  if to Landlord:     Electromotive Systems, Inc.
                                  11895 Kemper Springs Drive
                                  Cincinnati, Ohio 45340
                                  Attention: Richard Pratt

              with a copy to:     Philip F. Schultz, Esq.
                                  Taft, Stettinius & Hollister LLP
                                  1800 Firstar Tower
                                  425 Walnut Street
                                  Cincinnati, OH 45202-3597

or to such other address as either party may hereafter designate, and shall be effective upon receipt; provided that if delivery by certified mail is refused, notice shall be deemed given on the date that delivery was attempted. A notice, demand, consent, approval, request and other communication shall be deemed to be duly received if delivered in person or by a recognized delivery service, when left at the address of the recipient and if send by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the recipient's facsimile number; provided that if a notice, demand, consent, approval, request or other communication is served by hand or is received by facsimile on a day which is not a business day, or after 5:00 p.m. on any business day at the addressee's location, such notice or communication shall be deemed to be duly received by the recipient at 9:00 a.m. on the first business day thereafter.

                                   ARTICLE 22.

                               DEFAULT BY LANDLORD

         22.1 Default by Landlord. Landlord shall be in default of its obligations under this Lease if Landlord shall fail to observe or perform any term, covenant or condition of this Lease on its part to be performed and such failure shall continue for a period of thirty (30) days after notice thereof from Tenant, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Landlord, within said thirty (30) day period, proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof. The time within which Landlord shall be obligated to cure any such failure shall also be subject to extension of time due to the occurrence of any Unavoidable Delay.

         22.2 Tenant's Right to Cure. Subject to the provisions of Section 22.1, if Landlord shall breach any covenant to be performed by it under this Lease, Tenant, after notice to and demand upon Landlord in accordance with Section 22.1, without waiving or releasing any obligation of Landlord hereunder, and in addition to all other remedies available hereunder and at law or in equity to Tenant, may (but shall be under no obligation at any time thereafter to) make such payment or perform such act for the account and at the expense of Landlord. All sums so paid by Tenant and all costs and expenses (including without limitation, reasonable attorneys' fees) so incurred, together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Tenant, shall be paid by Landlord to Tenant on demand. If Landlord fails to promptly pay such sums or expenses, Tenant may offset such amounts from Base Rent until the full amount has been accounted for. The rights of Tenant hereunder to cure and to secure payment from Landlord in accordance with this Section 22.2 shall survive the termination of this Lease.

                                   ARTICLE 23.

                        FINANCING OF THE LEASED PROPERTY

         23.1 Financing by Landlord. Landlord agrees that, if it grants or creates any mortgage, lien, encumbrance or other title retention agreement ("Encumbrances") upon the Leased Property, Landlord shall simultaneously obtain an agreement from the holder of each such Encumbrance (a) to give Tenant the same notice, if any, given to Landlord of any default or acceleration of any obligation underlying any such Encumbrance or any sale in foreclosure of such Encumbrance, (b) to permit Tenant to cure any such default on Landlord's behalf within any applicable cure period, in which event Landlord agrees to reimburse Tenant for any and all out-of-pocket costs and expenses incurred to effect any such cure (including reasonable attorneys' fees), (c) to permit Tenant to appear with its representatives and to bid at any foreclosure sale with respect to any such Encumbrance, (d) that, if subordination by Tenant is requested by the holder of each such Encumbrance, to enter into an agreement with Tenant containing the provisions described in Article 24 of this Lease, and (e) Landlord and Landlord's successor and assigns, further agrees that no such Encumbrance shall in any way prohibit, derogate from, or interfere with Tenant's right and privilege to collaterally assign its leasehold and contract rights hereunder provided such collateral assignment and rights granted to the assignee thereunder shall be subordinate to the rights of the holder of an Encumbrance as provided in Article 24 hereof.

                                   ARTICLE 24.

                        SUBORDINATION AND NON-DISTURBANCE

         At the request from time to time by one or more institutional holders of a mortgage or deed of trust that may hereafter be placed by the Landlord upon the Leased Property or any part thereof, and any and all renewals, replacements, modifications, consolidations, spreaders and extensions thereof, Tenant shall subordinate this Lease and all of Tenant's rights and estate hereunder to each such mortgage or deed of trust and agree with each such institutional holder that Tenant will attorn to and recognize such holder or the purchaser at any foreclosure sale or any sale under a power of sale contained in any such mortgage or deed of trust, as the case may be, as Landlord under this Lease for the balance of the Term then remaining, subject to all of the terms and provisions of this Lease; provided, however, that each such institutional holder simultaneously executes and delivers a written agreement consenting to this Lease and agreeing that, notwithstanding any such other lease, mortgage, deed of trust, right, title or interest, or any default, expiration, termination, foreclosure, sale, entry or other act or omission under, pursuant to or affecting any of the foregoing, Tenant shall not be disturbed in peaceful enjoyment of the Leased Property nor shall this Lease be terminated or canceled at any time, except in the event Landlord shall have the right to terminate this Lease under the terms and provisions expressly set forth herein.

                                   ARTICLE 25.

                                  MISCELLANEOUS

         25.1 General. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, Tenant or Landlord arising prior to any date of termination of this Lease shall survive such termination. If any term or provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby. If any late charges provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing and in recordable form signed by Landlord and Tenant. All the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. In the event of any non-performance or non-observance of any covenants or condition of the Lease by either party, no failure to act by the other party shall be deemed a waiver of any right under the Lease unless such waiver shall be in writing and signed by the waiving party.

         25.2 Estoppel Certificate. Tenant shall at any time, upon not less than twenty (20) days prior written request, execute and deliver an estoppel certificate to Landlord and any potential purchaser of the Leased Property, which estoppel certificate shall be in form and substance reasonably acceptable to Tenant.

         25.3 Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Landlord and Tenant under this Lease.

                                   ARTICLE 26.

                               MEMORANDUM OF LEASE

         Landlord and Tenant shall, promptly upon the request of either, enter into a short form memorandum of this Lease, in form suitable for recording under the laws of the state in which the Leased Property is located in which reference to this Lease, and all options contained herein, shall be made.

         IN WITNESS WHEREOF, the parties have caused this Lease to be executed and their respective corporate seals to be hereunto affixed and attested by their respective officers thereunto duly authorized.


                                     LANDLORD:

                                     ELECTROMOTIVE SYSTEMS, INC.



                                     By:
                                        ----------------------------------------

                                     Its:
                                         ---------------------------------------




                                     TENANT:

                                     MAGNETEK, INC.



                                     By:
                                        ----------------------------------------

                                     Its:
                                         ---------------------------------------




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


                                    EXHIBIT A

                              PROPERTY DESCRIPTION











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